UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

McDonald’s Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! MCDONALD’S CORPORATION 2022 Annual Meeting Vote by May 25, 2022 10:59 PM CT

D81204-P66000

You invested in MCDONALD’S CORPORATION and it's time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 26, 2022.

Get informed before you vote
View the Notice & Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote at the Virtual Meeting* May 26, 2022 9:00 AM CT
www.cesonlineservices.com/mcd22_vm

*	If you choose to vote these shares at the virtual meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items				Recommends
1.	Election of Directors
Nominees:
	01) Lloyd Dean	05) Enrique Hernandez, Jr.	09) Sheila Penrose	For All
	02) Robert Eckert	06) Christopher Kempczinski	10) John Rogers, Jr.
	03) Catherine Engelbert	07) Richard Lenny	11) Paul Walsh
	04) Margaret Georgiadis	08) John Mulligan	12) Miles White
2.	Advisory vote to approve executive compensation.			For
3.	Advisory vote to ratify the appointment of Ernst & Young LLP as independent auditor for 2022.			For
4.	Advisory vote on a shareholder proposal requesting to modify the threshold to call special shareholders meetings, if properly presented.			Against
5.	Advisory vote on a shareholder proposal requesting a report on reducing plastics use, if properly presented.			Against
6.	Advisory vote on a shareholder proposal requesting a report on antibiotics and public health costs, if properly presented.			Against
7.	Advisory vote on a shareholder proposal requesting disclosure regarding confinement stall use in the Company’s U.S. pork supply chain, if properly presented.			Against
8.	Advisory vote on a shareholder proposal requesting a third party civil rights audit, if properly presented.			Against
9.	Advisory vote on a shareholder proposal requesting a report on lobbying activities and expenditures, if properly presented.			Against
10.	Advisory vote on a shareholder proposal requesting a report on global public policy and political influence, if properly presented.			Against
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. This notice represents management’s WHITE card, as outlined in the Proxy Statement.

D81205-P66000

Important Additional Information Regarding Proxy Solicitation

McDonald’s Corporation (the “Company”) has filed a definitive proxy statement and form of associated WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2022 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD, WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and the Company’s shareholders may obtain a copy of the definitive proxy statement (and any amendments and supplements thereto), the accompanying WHITE proxy card and other relevant documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov. The Company’s shareholders may also obtain a copy of these documents as and when filed by the Company with the SEC without charge by sending a request to shareholder.services@us.mcd.com or visiting the investor section of the Company’s website at www.investor.mcdonalds.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at its 2022 Annual Meeting. Information regarding the ownership of the Company’s common stock by its directors and executive officers is included in the definitive proxy statement, and, to the extent the holdings of such participants are not reported or have changed since the amounts described therein, in such participants’ SEC filings on Forms 3, 4 and 5, which can be obtained from the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings. Details concerning the nominees of the Company’s Board of Directors for election at the Company’s 2022 Annual Meeting are also included in the definitive proxy statement. Copies of the definitive proxy statement (and any amendments and supplements thereto), the accompanying WHITE proxy card and other relevant documents as and when filed by the Company with the SEC may be obtained without charge from the sources indicated above.